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                                                                     Exhibit 4.7




                           NEXTEL INTERNATIONAL, INC.,
                                                   as Issuer


                                       and


                              THE BANK OF NEW YORK,
                                              as Trustee





                                   ----------

                          First Supplemental Indenture

                          Dated as of December 13, 2000

                                    ---------

                                       To

                 The Indenture dated as of March 6, 1997 between
         McCaw International, Ltd. and The Bank of New York, as Trustee relating to $951,463,000 Aggregate Principal Amount at Maturity (originally issued) of 13% Senior Discount Notes due 2007


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               THIS FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture")
is made as of the 13th day of December, 2000, between NEXTEL INTERNATIONAL, INC., a Washington corporation (the "Company"), NEXTEL INTERNATIONAL, INC., a Delaware corporation ("NII Delaware") and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").

                             RECITALS OF THE COMPANY

               WHEREAS, the Company, as successor to McCaw International, Ltd., a Washington corporation, and the Trustee have heretofore executed and delivered an Indenture, dated as of March 6, 1997 (the "Indenture");

               WHEREAS, pursuant to the Indenture, the Company originally issued $951,463,000 in aggregate principal amount of its 13% Senior Discount Notes due 2007 (the "Notes");

               WHEREAS, contemporaneously herewith, the Company is merging (the "Merger"), with and into NII Delaware, a wholly-owned subsidiary of the Company, pursuant to an Agreement of Merger by and between NII Delaware and the Company (the "Agreement of Merger"), whereby NII Delaware will be the surviving corporation following the Merger;

               WHEREAS, the stated purpose for such Merger is to change the state of incorporation of the Company from the state of Washington to the state of Delaware;

               WHEREAS, Section 9.01(ii) of the Indenture provides that the Company (when authorized by a resolution of its Board of Directors) and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of complying with Article Five of the Indenture without the necessity of receiving consent from the holders of the Notes;

               WHEREAS, Section 5.01 allows a merger of the Company for the purpose of changing its state of incorporation if (a) the entity that is the continuing Person following the merger expressly agrees to assume the obligations of the Indenture and the Notes, (b) no Default or Event of Default has occurred or is continuing as a result of the merger and (c) the Company delivers to the Trustee an Officers Certificate and Opinion of Counsel stating that the merger and the supplemental indenture comply with the Indenture and that all conditions precedent to the merger and to the execution of the supplemental indenture have been complied with;

               WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company;

               WHEREAS, the Company has delivered, or caused to be delivered, to the Trustee, an Officers' Certificate and Opinion of Counsel stating that the Merger and this Supplemental Indenture comply with the requirements of the Indenture and that all conditions precedent to the Merger and to the execution of the Supplemental Indenture have been complied with; and

               NOW THEREFORE, the Company and NII Delaware hereby covenant and agree with the Trustee for the equal and proportionate benefit of all holders of the Notes as follows:

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                                  ARTICLE ONE
                            ASSUMPTION OF OBLIGATIONS

               Section 1.01. NII Delaware hereby expressly assumes all of the obligations of the Company on all of the Notes issued under the Indenture and under the Indenture.

               Section 1.02. Each occurrence of the term "Company" in the Indenture shall hereinafter refer to Nextel International, Inc., a Delaware corporation, as successor to Nextel International, Inc., a Washington corporation.

               Section 1.03. Pursuant to Section 5.02 of the Indenture, NII Delaware is hereby substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if NII Delaware had been named as the Company therein, and hereafter the Company, as the predecessor corporation, shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                  ARTICLE TWO
                            MISCELLANEOUS PROVISIONS

               Section 2.01. Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company, NII Delaware and the Trustee, as of the Effective Time the Indenture shall be supplemented in accordance herewith and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

               Section 2.02. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

               Section 2.03. Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

               Section 2.04. Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

               Section 2.05. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act (the "TIA") that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

               Section 2.06. Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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               Section 2.07. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

               Section 2.08. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

               Section 2.09. Benefits of Supplemental Indenture, etc. Nothing in this Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

               Section 2.10. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

               Section 2.11. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and NII Delaware, and the Trustee assumes no responsibility for their correctness.

               Section 2.12. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

               Section 2.13. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

               Section 2.14. Counterparts. This Supplemental Indenture may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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               IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed and attested, all as of the date and year first above written.

                                    NEXTEL INTERNATIONAL, INC., a
                                    Washington corporation

                                    By: /s/ ROBERT J. GILKER
                                       ----------------------------------------
                                    Name:  Robert J. Gilker
                                    Title:  Vice President and General Counsel



                                    NEXTEL INTERNATIONAL, INC., a
                                    Delaware corporation

                                    By: /s/ ROBERT J. GILKER
                                       ----------------------------------------
                                    Name:  Robert J. Gilker
                                    Title:  Vice President and General Counsel



                                    THE BANK OF NEW YORK, as Trustee

                                    By: /s/ MARY LAGUMINA
                                       ----------------------------------------
                                    Name:  Mary LaGumina
                                    Title:  Vice President

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